Exhibit 99.1

PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact

Allyson Scott

McGrath/Power Public Relations and Communications

+1-408-727-0351

allysonscott@mcgrathpower.com

USA Investor Contact

Gwyn Lauber

Mellanox Technologies

+1-408-916-0012

gwyn@mellanox.com

Israel PR Contact

Sharon Levin

Gelbart Kahana Investor Relations

+972-3-6070567

sharonl@gk-biz.com

Mellanox Technologies, Ltd. Announces Fourth Quarter and

Fiscal Year 2014 Financial Results;

Announces Availability of 10, 25, 40, 50 and 100 Gigabit per Second Ethernet
NICs and End-to-End 100 Gigabit InfiniBand Solutions

Annual revenue growth of 18.8 percent

 Fourth quarter year-over-year revenue growth of 33.7 percent

Ethernet sequential quarterly revenue growth of 30 percent

Full end-to-end 100 Gigabit per second InfiniBand solution and 25, 50 and 100 Gigabit Ethernet NICs and cables expected to ship in the first quarter of 2015

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — Jan. 28, 2015 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of end-to-end interconnect solutions for servers and storage systems, today announced financial results for its fourth quarter and fiscal year 2014.

Fourth Quarter and Fiscal Year Highlights

•                  Revenues were $141.1 million in the fourth quarter, and $463.6 million in fiscal year 2014.

•                  GAAP gross margins were 70.9 percent in the fourth quarter, and 67.9 percent in fiscal year 2014.

•                  Non-GAAP gross margins were 72.3 percent in the fourth quarter, and 70.4 percent in fiscal year 2014.

•                  GAAP operating income was $13.6 million, or 9.6 percent of revenue, in the fourth quarter, and operating loss was $7.2 million, or (1.6) percent of revenue, in fiscal year 2014.

•                  Non-GAAP operating income was $29.1 million, or 20.6 percent of revenue, in the fourth quarter, and $57.8 million, or 12.5 percent of revenue, in fiscal year 2014.

•                  GAAP net loss was $4.8 million in the fourth quarter and $24.0 million in fiscal year 2014 which included a deferred tax valuation allowance expense of $17.2 million in the fourth quarter.

•                  Non-GAAP net income was $28.0 million in the fourth quarter, and $58.2 million in fiscal year 2014.

•                  GAAP net loss per diluted share was $0.10 in the fourth quarter, and $0.54 in fiscal year 2014.

•                  Non-GAAP net income per diluted share was $0.59 in the fourth quarter, and was $1.25 in fiscal year 2014.

•                  $45.0 million in cash was provided by operating activities during the fourth quarter.

•                  $80.1 million in cash was provided by operating activities during fiscal year 2014.

•                  Cash and investments totaled $389.0 million at December 31, 2014.

Mellanox also announced that its ConnectX-4 adapter is up and running in its labs at 10, 25, 40, 50, and 100 Gigabit per second Ethernet speeds.  In addition, the Company announced that its end-to-end 100 Gigabit InfiniBand solution is accelerating high-performance computing applications in a cluster environment.  These solutions are expected to ship in the first quarter of 2015.

Financial Results

In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $141.1 million for the fourth quarter, up 16.9 percent from $120.7 million in the third quarter of 2014, and up 33.7 percent from $105.6 million in the fourth quarter of 2013. For the year ended December 31, 2014, revenue was $463.6 million, an increase of 18.8 percent from revenue of $390.4 million reported in 2013.

GAAP gross margins in the fourth quarter of 2014 were 70.9 percent, compared with 67.4 percent in the third quarter of 2014 and 65.3 percent in the fourth quarter of 2013. GAAP gross margins in 2014 were 67.9 percent, compared with 65.6 percent in 2013.

Non-GAAP gross margins in the fourth quarter of 2014 were 72.3 percent, compared with 70.4 percent in the third quarter of 2014 and 69.0 percent in the fourth quarter of 2013. Non-GAAP gross margins in 2014 were 70.4 percent, compared with 69.0 percent in 2013.

GAAP net loss in the fourth quarter of 2014 was $4.8 million, or $0.10 per diluted share, compared with GAAP net income of $0.6 million, or $0.01 per diluted share in the third quarter of 2014 and net loss of $7.3 million or $0.17 per diluted share in the fourth quarter of 2013.

Non-GAAP net income in the fourth quarter of 2014 was $28.0 million, or $0.59 per diluted share, compared with $18.2 million, or $0.39 per diluted share in the third quarter of 2014, and $9.7 million, or $0.21 per diluted share in the fourth quarter of 2013. The fourth quarter 2014 non-GAAP net income excludes $11.8 million of share-based compensation expense compared to $11.8 million in the third quarter of 2014, and $11.7 million in the fourth quarter of 2013. Fourth quarter 2014 non-GAAP net income also excludes the amortization of intangible assets of $2.7 million, acquisition-related charges of $1.0 million, and a charge related to recognition of a deferred tax valuation allowance of $17.2 million, compared to amortization expenses of acquired intangible assets of $2.9 million, $1.7 million of acquisition-related charges and settlement costs of $1.3 million in the third quarter of 2014, and compared to amortization expenses of acquired intangible assets of $4.5 million, and $0.9 million of acquisition related charges for the fourth quarter of 2013.  The Company records a valuation allowance on deferred tax assets when all available evidence indicates that deferred tax assets will likely not be realized.

GAAP net loss in 2014 was $24.0 million, or $0.54 per diluted share, compared to $23.3 million of GAAP net loss, or $0.54 per diluted share in 2013.

Non-GAAP net income in 2014 was $58.2 million, or $1.25 per diluted share, compared to $40.5 million or $0.89 per diluted share in 2013. 2014 non-GAAP net income excludes $47.2 million of share-based compensation expense, $12.1 million of amortization expense of acquired intangible assets, $4.4 million of acquisition related charges, settlement costs of $1.3 million and a charge related to recognition of deferred tax valuation allowance of $17.2 million. 2013 non-GAAP net income excludes $45.1 million of share-based compensation expense, $14.0 million of amortization expense of acquired intangible assets and $4.7 million of acquisition related charges.

Total cash and investments at December 31, 2014 were $389.0 million compared to $330.2 million at December 31, 2013. The company generated $45.0 million in cash from operating activities in the fourth quarter of 2014, and $80.1 million for fiscal year 2014.

“We are pleased with the results of the quarter.  They were achieved by the adoption of 40 Gigabit Ethernet by some of our leading customers, the growth in high-performance computing deployments with our increased market share and additional penetration into Web 2.0, storage and cloud markets,” said Eyal Waldman, president and CEO of Mellanox Technologies.  “The need for faster interconnects continues to grow as data increases exponentially.  We are very excited to see our 100 Gigabit per second InfiniBand interconnect solution go to market and expect to be utilized by multiple applications starting in the first quarter of 2015.  In addition, we are also excited to see our 25, 50 and 100 Gigabit Ethernet NICs and cables up and running, and expect to ship these products this quarter as well.  As the only provider of full end-to-end standard InfiniBand and Ethernet interconnect solutions and the first company with a full end-to-end EDR 100 Gigabit solution, we believe we are the only vendor who can help our customers handle the demands that this data growth creates.”

Recent Mellanox Press Release Highlights

•                  Jan. 6, 2015 - EMGS Selects Mellanox 40 Gigabit Ethernet Switches and NICs

•                  Nov. 19, 2014 - Mellanox Introduces Programmable Network Adapter Product Line with Application Acceleration Engine

•                  Nov. 18, 2014 - Mellanox Delivers the World’s Fastest EDR 100Gb/s InfiniBand Switch with Latency Less than 90 Nanoseconds

•                  Nov. 18, 2014 - Minnesota Supercomputing Institute Selects Mellanox EDR 100Gb/s InfiniBand for Large-Scale Supercomputer

•                  Nov. 17, 2014 - Mellanox Announces Availability of 100Gb/s Direct Attach Copper and Active Optical Cables

•                  Nov. 14, 2014 - Mellanox EDR 100Gb/s InfiniBand Solutions Chosen for Leading Supercomputer Project (“CORAL”)

•                  Nov. 12, 2014 - Mellanox Enables End-to-End 100Gb/s Interconnect Solution with Introduction of ConnectX-4 Adapter

•                  Nov. 4, 2014 - Toshiba Selects Mellanox 40 Gigabit Ethernet NICs for Storage Platforms

•                  Oct. 30, 2014 - Mellanox 10 and 40 Gigabit Ethernet NICs to Support Microsoft Open CloudServer (OCS) Specification “version 2”

•                  Oct. 30, 2014 - Mellanox Introduces New 40 Gigabit Ethernet NICs Supporting the Open Compute Project 2.0 Specification

First Quarter 2015 Guidance

Our guidance for first quarter 2015 non-GAAP results is as follows:

•                  Quarterly revenues of $140 million to $145 million

•                  Non-GAAP gross margins of 70 percent to 71 percent

•                  An increase in non-GAAP operating expenses of 5 percent to 7 percent

•                  Share-based compensation expense of $12.0 million to $12.5 million

•                  Non-GAAP diluted share count of 47.3 million to 47.8 million shares

Conference Calls

Mellanox will hold its fourth quarter and fiscal year 2014  financial results conference call today at 2 p.m. Pacific Time to discuss the company’s financial results. To listen to the call, dial +1-785-424-1826 approximately 10 minutes prior to the start time.

The Mellanox financial results conference call will be available via live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the webcast 15 minutes prior to the start of the call to download and install any necessary audio software. Replay of the webcast will also be available on the Mellanox website.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software, cables and silicon that accelerate application runtime and maximize business results for a wide range of markets including high-performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition related expense, settlement costs and changes related to recognition of deferred tax valuation allowance. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition related expense, settlement costs and changes related to recognition of deferred tax valuation allowance because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation, amortization of acquired intangible assets and changes related to recognition of deferred tax valuation allowance do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section on our website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, including the guidance for the three months ended March 31, 2015, statements related to trends in the market for our solutions and services, opportunities for our company in 2015 and beyond, and future product capabilities. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, and our ability to protect our intellectual property rights. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our annual report on Form 10-K filed with the SEC on February 28, 2014, and in our subsequent quarterly reports filed on Form 10-Q. All forward-looking statements in this press release, including the guidance for the three months ended March 31, 2015, are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013 (*)	2014	2013 (*)

Total revenues	$141,116	$105,560	$463,649	$390,436
Cost of revenues	41,131	36,625	148,672	134,282
Gross profit	99,985	68,935	314,977	256,154
Operating expenses:
Research and development	56,814	47,884	208,877	169,382
Sales and marketing	19,995	19,155	76,860	70,544
General and administrative	9,570	9,853	36,431	37,046
Total operating expenses	86,379	76,892	322,168	276,972
Income (loss) from operations	13,606	(7,957)	(7,191)	(20,818)
Other income, net	497	301	1,449	1,228
Income (loss) before taxes	14,103	(7,656)	(5,742)	(19,590)
(Provision) benefit for taxes on income	(18,856)	340	(18,267)	(3,752)
Net loss	$(4,753)	$(7,316)	$(24,009)	$(23,342)
Net loss per share — basic	$(0.10)	$(0.17)	$(0.54)	$(0.54)
Net loss per share — diluted	$(0.10)	$(0.17)	$(0.54)	$(0.54)
Shares used in computing income (loss) per share:
Basic	45,380	43,907	44,831	43,421
Diluted	45,380	43,907	44,831	43,421

* Certain prior year amounts have been revised to reflect non-material adjustments.

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, percentages, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31
	2014	2013 (*)	2014	2013 (*)
Reconciliation of GAAP net loss to non-GAAP:
GAAP net loss	$(4,753)	$(7,316)	$(24,009)	$(23,342)
Adjustments:
Share-based compensation expense:
Cost of revenues	576	469	2,162	1,828
Research and development	6,792	6,808	26,979	25,956
Sales and marketing	2,370	2,325	9,755	9,198
General and administrative	2,063	2,064	8,339	8,156
Total share-based compensation expense	11,801	11,666	47,235	45,138
Amortization of acquired intangibles:
Cost of revenues	1,474	3,250	7,173	10,548
Research and development	195	168	781	507
Sales and marketing	1,039	1,039	4,156	2,951
Total amortization of acquired intangibles	2,708	4,457	12,110	14,006
Settlement costs:
Total settlement costs in cost of revenues	—	—	1,250	—
Acquisition related charges:
Cost of revenues	—	208	849	907
Research and development	744	219	2,693	552
Sales and marketing	226	219	863	480
General and administrative	—	274	—	2,774
Total acquisition related charges	970	920	4,405	4,713
Deferred tax valuation allowance	17,231	—	17,231	—
Non-GAAP net income	$27,957	$9,727	$58,222	$40,515

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$141,116	$105,560	$463,649	$390,436
GAAP gross profit	99,985	68,935	314,977	256,154
GAAP gross margin	70.9%	65.3%	67.9%	65.6%
Share-based compensation expense	576	469	2,162	1,828
Amortization of acquired intangibles	1,474	3,250	7,173	10,548
Settlement costs	—	—	1,250	—
Acquisition related charges	—	208	849	907
Non-GAAP gross profit	$102,035	$72,862	$326,411	$269,437
Non-GAAP gross margin	72.3%	69.0%	70.4%	69.0%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$86,379	$76,892	$322,168	$276,972
Share-based compensation expense	(11,225)	(11,197)	(45,073)	(43,310)
Amortization of acquired intangibles	(1,234)	(1,207)	(4,937)	(3,458)
Acquisition related charges	(970)	(712)	(3,556)	(3,806)
Non-GAAP operating expenses	$72,950	$63,776	$268,602	$226,398

Reconciliation of GAAP income (loss) from operations to non-GAAP income:
GAAP income (loss) from operations	$13,606	$(7,957)	$(7,191)	$(20,818)
Share-based compensation expense	11,801	11,666	47,235	45,138
Amortization of acquired intangibles	2,708	4,457	12,110	14,006
Settlement costs	—	—	1,250	—
Acquisition related charges	970	920	4,405	4,713
Non-GAAP income from operations	$29,085	$9,086	$57,809	$43,039

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31
	2014	2013 (*)	2014	2013 (*)

Shares used in computing GAAP diluted earnings per share	45,380	43,907	44,831	43,421
Adjustments:
Effect of dilutive securities under GAAP**	—	—	—	—
Total options vested and exercisable	1,837	1,913	1,837	1,913
Shares used in computing non-GAAP diluted earnings per share	47,217	45,820	46,668	45,334

GAAP diluted net loss per share	$(0.10)	$(0.17)	$(0.54)	$(0.54)
Adjustments:
Share-based compensation expense	0.26	0.27	1.05	1.04
Amortization of acquired intangibles	0.06	0.10	0.27	0.32
Settlement costs	0.00	0.00	0.03	0.00
Acquisition related charges	0.02	0.02	0.10	0.11
Deferred tax valuation allowance	0.38	0.00	0.38	0.00
Effect of dilutive securities under GAAP**	0.00	0.00	0.00	0.00
Total options vested and exercisable	(0.03)	(0.01)	(0.04)	(0.04)
Non-GAAP diluted income per share	$0.59	$0.21	$1.25	$0.89

* Certain prior year amounts have been revised to reflect non-material adjustments.

** This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	December 31,	December 31,
	2014	2013 (*)
ASSETS
Current assets:
Cash and cash equivalents	$51,326	$63,164
Short-term investments	334,038	263,528
Restricted cash	3,604	—
Accounts receivable, net	64,922	69,480
Inventories	44,470	36,470
Deferred taxes and other current assets	18,147	17,581
Total current assets	516,507	450,223
Property and equipment, net	78,827	71,915
Severance assets	9,474	10,630
Intangible assets, net	42,067	54,249
Goodwill	200,743	199,196
Deferred taxes and other long-term assets	15,600	20,613
Total assets	$863,218	$806,826

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,811	$29,964
Accrued liabilities	61,974	51,011
Deferred revenue	14,758	15,710
Capital lease liabilities, current	1,102	1,377
Total current liabilities	117,645	98,062
Accrued severance	11,850	13,418
Deferred revenue	8,942	9,045
Capital lease liabilities	494	1,600
Other long-term liabilities	22,535	17,890
Total liabilities	161,466	140,015
Shareholders’ equity:
Ordinary shares	192	185
Additional paid-in capital	615,148	550,795
Accumulated other comprehensive income (loss)	(4,020)	1,390
Retained earnings	90,432	114,441
Total shareholders’ equity	701,752	666,811
Total liabilities and shareholders’ equity	$863,218	$806,826

* Certain prior year amounts have been revised to reflect non-material adjustments.

Mellanox Technologies, Ltd.

Condensed Consolidated Statement of Cash Flows

(in thousands, unaudited)

	Twelve Months Ended December 31,
	2014	2013 (*)
Cash flows from operating activities:
Net loss	$(24,009)	$(23,342)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	38,671	35,646
Deferred income taxes	13,832	(1,240)
Share-based compensation	47,235	45,138
Loss (gain) on investments	425	(1,219)
Excess tax benefit from share-based compensation	(342)	(2,662)
Changes in assets and liabilities:
Accounts receivable, net	5,421	(9,500)
Inventories	(9,624)	9,472
Prepaid expenses and other assets	(7,687)	1,414
Accounts payable	9,659	(4,447)
Accrued liabilities and other payables	6,549	2,610
Net cash provided by operating activities	80,130	51,870

Cash flows from investing activities:
Acquisition of Kotura, net of cash acquired of $101	—	(80,671)
Acquisition of IPtronics A/S, net of cash acquired of $2,077	—	(42,848)
Purchase of severance-related insurance policies	(777)	(849)
Purchases of short-term investments	(307,924)	(200,377)
Proceeds from sale of short-term investments	158,054	122,997
Proceeds from maturities of short-term investments	78,567	117,806
Decrease in restricted cash deposits	—	3,468
Purchase of property and equipment	(29,924)	(30,911)
Purchase of intangible assets	—	(7,440)
Purchase of equity investment in private companies	(5,708)	(3,123)
Net cash used in investing activities	(107,712)	(121,948)

Cash flows from financing activities:
Principal payments on capital lease obligations	(1,381)	(1,111)
Proceeds from exercise of share awards	16,783	14,637
Excess tax benefit from share-based compensation	342	2,662
Net cash provided by financing activities	15,744	16,188

Net decrease in cash and cash equivalents	(11,838)	(53,890)
Cash and cash equivalents at beginning of period	63,164	117,054
Cash and cash equivalents at end of period	$51,326	$63,164

* Certain prior year amounts have been revised to reflect non-material adjustments.